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                                                                   EXHIBIT 10.30








                            PRIDE INTERNATIONAL, INC.


                          EMPLOYMENT/NON-COMPETITION/
                           CONFIDENTIALITY AGREEMENT


                               NICOLAS J. EVANOFF


                           EFFECTIVE OCTOBER 31, 2002


















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              EMPLOYMENT/NON-COMPETITION/CONFIDENTIALITY AGREEMENT


DATE:                      October 31, 2002

COMPANY/EMPLOYER:          Pride International, Inc.
                           a Delaware corporation
                           5847 San Felipe, Suite 3300
                           Houston, Texas 77057

EXECUTIVE/EMPLOYEE:        Nicolas J. Evanoff

         This Agreement is made as of the date first above written and to become effective as herein provided.

                                    PREAMBLE

         WHEREAS, the Company wishes to attract and retain well-qualified Executies and key personnel and to assure itself of the continuity of its management;

         WHEREAS, Executive will be elected an officer of the Company with significant management responsibilities in the conduct of its business;

         WHEREAS, the Company recognizes that Executive is a valuable resource of the Company , however this Agreement is no assurance of continued employment;

         WHEREAS, the Company desires to obtain assurances that Executive will devote his best efforts to his employment with the Company and will not enter into competition with the Company in its business as now conducted and to be conducted, or solicit customers or other employees of the Company to terminate their relationships with the Company;

         WHEREAS, Executive is a key employee of the Company and he acknowledges that his talents and services to the Company are of a special, unique, unusual and extraordinary character and are of particular and peculiar benefit and importance to the Company;

         WHEREAS, the Company is concerned that in the event of a possible or threatened Change in Control of the Company the Executive may feel insecure, and therefore the Company desires to provide security to Executive in the event of a Change in Control;

         WHEREAS, the Company further desires to assure Executive that, if a possible or threatened Change in Control should arise and Executive should be involved in deliberations or negotiations in connection therewith, Executive would be in a secure position to consider and participate in such transaction as objectively as possible in the best interests of the Company and to

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this end desires to protect Executive from any direct or implied threat to his financial well-being by a Change in Control;

         WHEREAS, Executive is willing to continue to serve as such but desires assurances that in the event of such a Change in Control he will have fair and reasonable severance protection;

         WHEREAS, different factors affect the Company and Executive under circumstances of regular employment between the Company and the Executive when there is no threat of Change in Control and/or none has occurred, as opposed to circumstances under which a Change in Control is rumored, threatened, occurring or has occurred. For this reason this Change in Control Agreement deals with circumstances whereby a Change in Control is threatened, occurring or has occurred; and

         WHEREAS, Executive is willing to enter into and carry out the Non-Competition and Confidentiality Agreement provisions set forth herein in consideration of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the parties agree as follows:

I.       PRIOR AGREEMENTS/CONTRACTS.

1.01 PRIOR AGREEMENTS. Executive has no continuing non-competition agreements with any prior employers that have not been disclosed to Company. Executive has completed a Company employment application and all information provided therein is true and correct and is incorporated herein by reference.

II       DEFINITION OF TERMS.

2.01 COMPANY. Company means Pride International, Inc., a Delaware corporation, as the same presently exists, as well as any and all successors, regardless of the nature of the entity or the State or Nation of organization, whether by reorganization, merger, consolidation, absorption or dissolution. For the purpose of the Non-Competition and Confidentiality Agreement, Company includes any subsidiary or affiliate of the Company to the extent it is carrying on any portion of the business of the Company or a business similar to that being conducted by the Company.

2.02 EXECUTIVE/OFFICER/EMPLOYEE. Executive/Officer/Employee means Nicolas J. Evanoff.

2.03 OFFICE/POSITION/TITLE. The Office, Position and Title for which the Executive is employed is that of Vice-President Corporate and Governmental Affairs of Pride International, Inc.

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2.04     EFFECTIVE DATE. This Agreement becomes effective and binding as of
         October 31, 2002.

2.05 CHANGE IN CONTROL. The term "Change in Control" of the Company shall mean, and shall be deemed to have occurred on the date of the first to occur of any of the following:

         a. there occurs a Change in Control of the Company of the nature that would be required to be reported in response to item 6(e) of
               Schedule 14A of Regulation 14A or Item 1 of Form 8(k) promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement, or if neither item remains in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serve similar purposes;

         b. any "person" (as such term is used in Sections 12(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

         c. the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of Directors shall not constitute a majority of the Board of Directors following such election;

         d. the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation;

         e. the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person.

2.06 TERMINATION. The term "termination" shall mean termination, for any reason other than cause (as described below) or voluntary resignation (as described below):

         a. The term "cause" means: (i) the failure of the Executive to perform his duties with the Company (other than any failure due to physical or mental incapacity) after a demand for substantial performance is delivered to him by his supervisor which specifically identifies the manner in which he believes he has not substantially performed his duties, (ii) misconduct materially and demonstrably injurious to the Company, (iii) violation of any Company policy including the covenant not to compete (except after termination under the change in Control provisions and confidentiality provisions hereof), or


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               (iv) making a false statement on his employment application which is incorporated herein by reference. The unwillingness of the Executive to accept any change in the nature or scope of his position, authorities or duties or any other reasonable request of the Company in respect of his position, authority, or responsibility may be considered by his supervisor to be a failure to perform by the Executive unless it occurs after a Change in Control. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for cause for purposes of this Agreement unless and until there shall have been delivered to him a letter setting out the particulars and basis for his termination for cause.

         b. The resignation of the Executive shall be deemed "voluntary" if it is for any reason other than one or more of the following:

               (1) the Executive's resignation or retirement is requested by the Company other than for cause;

               (2) any reduction in the Executive's total compensation or benefits from that provided herein;

               (3) the material breach by the Company of any other provision of this Agreement;

         Termination that entitles the Executive to the payments and benefits provided herein shall not be deemed or treated by the Company as the termination of the Executive's employment or the forfeiture of his participation, award, or eligibility, for the purpose of any plan, practice or other agreement of the Company.

2.07 CUSTOMER. The term "Customer" includes all persons, firms or entities that are purchasers or end-users of services or products offered, provided, developed, designed, sold or leased by the Company during the relevant time periods, and all persons, firms or entities which control, or which are controlled by, the same person, firm or entity which controls such purchase.

III.     CHANGE IN CONTROL.

3.01 CHANGE IN CONTROL TERMINATION PAYMENTS AND BENEFITS. In the event the Executive is terminated (except for cause) within two (2) years following a Change in Control, the Executive will receive the payments and benefits specified below:

         a. An amount equal to two (2) full years of his base salary (including the amount allocated to the covenant not to compete), which base salary is here defined as twelve (12) times the then current monthly salary in effect for the Executive and all other benefits due him based upon the salary in effect on the Date of Termination (but not less than the highest annual base salary paid

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               to the Executive during any of the three (3) years immediately preceding his Date of Termination). There shall be deducted only such amounts as may be required by law to be withheld for taxes and other applicable deductions.

         b. The Company shall make available to Executive and his immediate family for a period of two (2) full years following the Date of Termination, life, health, accident and disability insurance which are not less than the highest benefits furnished to the Executive and his immediate family during the term of this Agreement.

         c. An amount equal to two (2) times the target award that the Executive under the Company's annual bonus plan for the fiscal year in which the termination occurs, provided that if the Executive has deferred his award for such year under a Company plan, the payment due the Executive under this subparagraph shall be paid in accordance with the terms of the deferral or as specified by the Executive.

3.02 VOLUNTARY RESIGNATION UPON CHANGE IN CONTROL. If the Executive voluntarily resigns his employment within six (6) months after a Change in Control (whether or not Company may be alleging the right to terminate employment for cause), he will receive the same payments, compensation and benefits as if he had been terminated on the date of resignation after Change in Control.

3.03 This Agreement is no guaranty of continued employment. Executive remains an "at-will" employee hereunder and may be terminated at any time for any reason or for no reason.

IV.      NON-COMPETITION AND CONFIDENTIALITY

4.01 CONSIDERATION. The base salary awarded to the Executive and to be paid to the Executive in the future includes consideration for the Non-Competition and Confidentiality agreement set forth herein and under a Change in Control, hereof constitute payment, in part, for the Non-Competition and Confidentiality of the Executive. It is contracted, stipulated and agreed that fifteen percent (15%) of such amount paid and to be paid to the Executive shall constitute the consideration for the non-Competition and Confidentiality Agreement set forth herein.

4.02 NON-COMPETITION. Executive acknowledges that his employment with the Company has in the past and will, of necessity, provide him with specialized knowledge which, if used in competition with the Company could cause serious harm to the Company. Accordingly, the Executive agrees that during his employment with the company and for a period of one (1) year after he is no longer employed by the Company (unless his employment is terminated after a Change in Control, in which event there will be no covenant not to compete and the provisions of the covenant not to compete herein contained will terminate on the date of termination of Executive). Executive will not, directly or indirectly, either as an individual, proprietor, stockholder {other than as a holder of up to one percent (1%) of the

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         outstanding shares of a corporation whose shares are listed on a stock exchange or traded in accordance with the automated quotation system of the National Association of Securities Dealers}, partner, officer, employee or otherwise:

         a. work for, become an employee of, invest in, provide consulting services or in any way engage in any business which provides, produces, leases or sells products or services of the same or similar type provided, produced, leased or sold by the Company and with regard to which Executive was engaged , or over which Executive had direct or indirect supervision or control, within one (1) year preceding the Executive's termination of employment, in any area where the company provided, produced, leased or sold such products or services at any time during the one (1) year preceding such termination of employment; or

         b. provide, sell, offer to sell, lease, offer to lease, or solicit any orders for any products or services which the Company provided and with regard to which the Executive had direct or indirect supervision or control, within one (1) year preceding Executive's termination of employment, to or from any person, firm or entity which was a customer for such products or services of the Company during the one (1) year preceding such termination from whom the Company had solicited business during such one (1) year; or

         c. solicit, aid, counsel or encourage any officer, director, employee or other individual to (i) leave his or her employment or position with the Company or (ii) compete with the business of the Company, or (iii) violate the terms of any employment, non-competition or similar agreement with the Company; or

         d. employ, directly or indirectly, permit the employment of, contract for services or work to be performed by, or otherwise use, utilize or benefit from the services of any officer, director, employee or any other individual holding a position with the Company within two (2) years after the Date of Termination of employment of Executive with the Company or within two (2) years after such officer, director, employee or individual terminated employment with the Company, whichever occurs earlier.

4.03 CONFIDENTIALITY. Executive acknowledges that his employment with the Company has in the past and will, of necessity, provide him with specialized knowledge which, if used in competition with the Company, or divulged to others, could cause serious harm to the Company. Accordingly, Executive will not at any time during or after his employment by the Company, directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matter affecting or relating to the Company or the business of the Company. While engaged as an employee of the Company, Executive may only use information concerning any matters affecting or relating to the Company or the business of the company for a purpose which is necessary to

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         the carrying out of the Executive's duties as an employee of the company, and Executive may not make use of any information of the Company after he is no longer an employee of the company. Executive agrees to the foregoing without regard to whether all of the foregoing matters will be deemed confidential, material or important, it being stipulated by the parties that all information, whether written or otherwise, regarding the Company's business, including, but not limited to, information regarding customers, customer lists, costs, prices, earnings, products, services, formulae, compositions, machines, equipment, apparatus, systems, manufacturing procedures, operations, potential acquisitions, new location plans, prospective and executed contracts and other business arrangements, and sources of supply, is prima facie presumed to be important, material and confidential information of the Company for the purposes of this Agreement, except to the extent that such information may be otherwise lawfully and readily available to the general public. Executive further agrees that he will, upon termination of his employment with the Company, return to the company all books, records, lists and other written, typed or printed materials, whether furnished by the company or prepared by Executive, which contain any information relating to the Company's business, and Executive agrees that he will neither make nor retain any copies of such materials after termination of employment.

4.04 GEOGRAPHICAL AREA. The geographical area within which the non-competition covenants of this Agreement shall apply is that territory within two hundred (200) miles of: (i) any of the Company's present offices, (ii) any of the Company's present rig yards or rig operations, and (iii) any additional location where the Company, as of the date of any action taken in violation of the non-competition covenants of this Agreement, has an office, a rig yard, rig operation or definitive plans to locate an office, a rig operation or a rig yard or has recently conducted rig operations. Notwithstanding the foregoing, if the two hundred (200) mile radius extends into another country or its territorial waters and the Company is not then doing business in that other country, there will be no territorial limitations extending into such other country.

4.05 COMPANY REMEDIES FOR VIOLATION OF NON-COMPETITION OR CONFIDENTIALITY AGREEMENT. Without limiting the right of the Company to pursue all other legal and equitable rights available to it for violation of any of the covenants made by Executive herein, it is agreed that:

         a. the skills, experience and contacts of Executive are of a special, unique, unusual and extraordinary character which give them a peculiar value;

         b. because of the business of the Company, the restrictions agreed to by Executive as to time and area contained in this Agreement are reasonable; and

         c. the injury suffered by the Company by a violation of any covenant in this Agreement resulting from loss of profits created by the competitive use of such skills, experience and contacts and otherwise will be difficult to

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               calculate in damages in an action at law and cannot fully
               compensate the Company for any violation of any covenant in this Agreement, accordingly:

               (i) the Company shall be entitled to injunctive relief to prevent violations thereof and to prevent Executive from rendering any services to any person, firm or entity in breach of such covenant and to prevent Executive from divulging any confidential information; and

               (ii) compliance with this Agreement is a condition precedent to the Company's obligation to make payments of any nature to Executive.

4.06 TERMINATION OF BENEFITS FOR VIOLATION OF NON-COMPETITION AND CONFIDENTIALITY. If Executive's termination was not after a Change in Control and if Executive shall be violating the Confidentiality and/or Non-Competition Agreement or any agreement he may have signed as an employee of the Company, Executive agrees that after receipt of written notice and he shall continue such action and that there shall be no obligation on the part of the Company to provide any payments or benefits (other than payments or benefits already earned or accrued) described in this Agreement, subject to the other provisions hereof. There will be no withholding of benefits or payments if the termination occurred after a Change in Control and Executive will not be bound by the non-competition provisions if terminated while the Change in Control provisions hereof are applicable.

V.       GENERAL

5.01 ENFORCEMENT COSTS. The Company is aware that upon the occurrence of a Change in Control, or under other circumstances even when a Change in Control has not occurred, the Board of Directors or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny Executive the benefits intended under this Agreement; or actions may be taken to enforce the non-competition or confidentiality provisions of this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that the Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of his rights under this agreement by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such costs. Accordingly, if at any time after the Effective Date of this Agreement, it should appear to Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under this Agreement for the reason that it regards this Agreement to be void or unenforceable, that Executive has violated the terms of this Agreement, or for any other reason, or that the company has purported to terminate his


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         employment for cause or is in the course of doing so, or is withholding payments or benefits, or is threatening to withhold payments or benefits, contrary to this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from Executive the benefits provided or intended to be provided to him hereunder, and Executive has acted in good faith to perform his obligations under this Agreement, the Company irrevocably authorized Executive from time to time to retain counsel of his choice at the expense of the company to represent him in connection with the protection and enforcement of his rights hereunder, including, without limitation, representation in connection with termination of his employment or withholding of benefits or payments contrary to this Agreement or with the initiation or defense of any litigation or any other legal action, whether by or against Executive or the company or any Director, Officer, Shareholder or other person affiliated with the Company, in any jurisdiction. Company is not authorized to withhold the periodic payments of attorneys' fees and expenses hereunder based upon any belief or assertion by the Company that Executive has not acted in good faith or has violated this Agreement. If Company subsequently establishes that Executive was not acting in good faith and has violated this Agreement, Executive will be liable to the company for reimbursement of amounts paid due to Executive's actions not based on good faith and in violation of this Agreement. The reasonable fees and expenses of counsel selected from time to time by Executive as hereinabove provided shall be paid or reimbursed to Executive by the Company, on a regular, periodic basis within thirty (30) days after presentation by Executive of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of Fifty Thousand Dollars ($50,000.00).

5.02 INCOME, EXCISE OR OTHER TAX LIABILITY. Executive will be liable for and will pay all income tax liability by virtue of any payments made to Executive under this Agreement, as if the same were earned and paid in the normal course of business and not the result of a Change in Control.

5.03 PAYMENT OF BENEFITS UPON TERMINATION FOR CAUSE. If the termination of Executive is for cause and not after a Change in Control, the Company will have the right to withhold all payments; provided however, that if a final judgment is entered finding that cause did not exist for termination, the Company will pay all benefits to Executive to which he would have been entitled had the termination not been for cause, plus interest on all amounts withheld from Executive at the rate specified for judgments under Article 5069-1.05 V.A.T.S. If the termination for cause occurs after a Change in Control, the Company shall have the right to suspend or withhold payments to Executive under any provision of this Agreement until or unless a final judgment is entered upholding the company's determination that the termination was for cause, in which event Executive will be liable to the Company for all amounts paid, plus interest at the rate allowed for judgments under Article 5069-1.05 V.A.T.S.

5.04 NON-EXCLUSIVE AGREEMENT. The specific arrangements referred to herein are not intended to exclude or limit Executive's participation in other benefits available to executive personnel generally, or to preclude or limit other compensation or benefits as may be

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         authorized by the Board of Directors of the company at any time, or to limit or reduce any compensation or benefits to which Executive would be entitled but for this Agreement.

5.05 NOTICES. Notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall either be personally delivered by hand or sent by: (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid, properly packaged, addressed and deposited in the United States Postal System; (ii) via facsimile transmission if the receiver acknowledges receipt; or (iii) via Federal Express or other expedited delivery service provided that acknowledgment of receipt is received and retained by the deliverer and furnished to the sender, if to Executive, at the last address he has filed, in writing, with the Company, or if to the Company, to its Corporate Secretary at is principal executive offices.

5.06 NON-ALIENATION. Executive shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any amounts provided under this Agreement, and no payments or benefits due hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. So long as Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof. Upon the death of Executive, his Executors, Administrators, Devisees and Heirs, in that order, shall have the right to enforce the provisions hereof.

5.07 ENTIRE AGREEMENT: AMENDMENT. This Agreement constitutes the entire agreement of the parties with respect of the subject matter hereof. No provision of this Agreement may be amended, waived, or discharged except by the mutual written agreement of the parties. The consent of any other person(s) to any such amendment, waiver or discharge shall not be required.

5.08 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, by operation of law or otherwise, including, without limitation, any corporation or other entity or persons which shall succeed (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, and the Company will require any successor, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement. Except as otherwise provided herein, this agreement shall be binding upon and inure to the benefit of Executive and his legal representatives, heirs and assigns, provided however, that in the event of Executive's death prior to payment or distribution of all amounts, distributions and benefits due him hereunder, each such unpaid amount and distribution shall be paid in accordance with this Agreement to the person or persons designated by Executive to the company to receive such payment or distribution and in the event Executive has made no applicable designation, to his Estate. If the Company should split, divide or otherwise become more than one entity, all liability and obligations of the Company shall be the joint and several liability and obligation of all of the parts.

5.09 GOVERNING LAW. Except to the extent required to be governed by the laws of the State of Delaware because the company is incorporated under the laws of said State, the validity,

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         interpretation and enforcement of this Agreement shall be governed by the laws of the State of Texas.

5.10 VENUE. Venue for all proceedings hereunder will be in the U.S. District Court for the Southern District of Texas, Houston Division. Executive hereby waives his right to request a jury.

5.11 HEADINGS. The headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

5.12 SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected hereby and shall remain in full force and effect.

5.13 PARTIAL INVALIDITY. In the event that any part, portion or Section of this Agreement is found to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be binding upon the parties hereto and the Agreement will be construed to give meaning to the remaining provisions of this Agreement in accordance with the intent of this Agreement.

5.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be original, but all of which together constitute one and the same instrument.



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         IN WITNESS WHEREOF, Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors and the Compensation Committee, the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary or Assistant Secretary, all as of the day and year first above written.

         EXECUTED in multiple originals and/or counterparts as of the Effective Date.



                                      /s/ NICOLAS J. EVANOFF
                                      ------------------------------------------
                                      NICOLAS J. EVANOFF





                                      PRIDE INTERNATIONAL, INC.


                                      BY: /s/ PAUL A. BRAGG
                                          --------------------------------------
                                          PAUL A. BRAGG
                                          President and Chief Executive Officer




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